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                                  EXHIBIT 16

               LETTER REGARDING CHANGE IN CERTIFYING ACCOUNTANT

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                       [Ernst & Young, LLP Letterhead]



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

    We have read Item 4 of Form 8-K dated May 9, 2000, of CNB Financial Corporation and are in agreement with the statements contained in the paragraphs on page 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.



/s/Ernst & Young, LLP
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May 16, 2000
Pittsburgh, Pennsylvania